Exhibit 99.1

Bioventus Reports First Quarter Financial Results
•Q1 reported revenue of $123.9 million declined 4.3%; Organic* revenue advanced 5.0%
•First quarter net loss was $0.04 per share compared to a loss of $0.08 in the prior-year period
•Non-GAAP earnings* of $0.08 per share increased 33%
•Company reiterated revenue, Adjusted EBITDA* and Non-GAAP EPS* guidance for full year 2025

DURHAM, NC – May 6, 2025 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or the "Company"), a global leader in innovations for active healing, today reported financial results for the three months ended March 29, 2025.

“Our Bioventus team delivered solid results to start the year and we are making substantial progress with executing our strategic plan,” said Rob Claypoole, Bioventus President and Chief Executive Officer. “We remain well positioned to navigate the uncertain macro-environment while achieving above-market revenue growth through a multitude of diverse growth drivers, enhancing profitability and accelerating cash flow to create significant shareholder value.”

First Quarter 2025 Financial Results:
For the first quarter, worldwide revenue of $123.9 million declined 4.3% from $129.5 million in the prior-year period. This performance reflects the impact from the prior-year divestiture of the Advanced Rehabilitation Business. Organic* revenue increased 5.0% as a result of positive organic* growth across all three businesses.
Net loss attributable to Bioventus Inc. of $2.6 million compares to a net loss attributable to Bioventus Inc. of $4.9 million in the prior-year period.
Adjusted EBITDA* of $19.2 million was lower than the prior-year period Adjusted EBITDA* of $22.6 million primarily due to the impact of the Advanced Rehabilitation divestiture and planned growth investments.
Loss per share of Class A common stock was $0.04 per share, compared to a loss of $0.08 in the prior-year period. Non-GAAP earnings per share of Class A common stock* was $0.08 per share, reflecting an increase of 33% from $0.06 per share in the prior-year period.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Revenue By Business
The following table represents net sales by business and geographic region for the three months ended March 29, 2025 and March 30, 2024:

	Three Months Ended		Change as Reported		Constant Currency* Change
(in thousands, except for percentage)	March 29, 2025	March 30, 2024	$	%	%
U.S.
Pain Treatments	$52,686	$50,637	$2,049	4.0%	4.0%
Surgical Solutions	40,844	38,340	2,504	6.5%	6.5%
Restorative Therapies(a)	16,990	25,304	(8,314)	(32.9%)	(32.9%)
Total U.S. net sales	110,520	114,281	(3,761)	(3.3%)	(3.3%)
International
Pain Treatments	6,232	6,052	180	3.0%	6.7%
Surgical Solutions	4,390	3,954	436	11.0%	14.0%
Restorative Therapies(a)	2,734	5,170	(2,436)	(47.1%)	(45.7%)
Total International net sales	13,356	15,176	(1,820)	(12.0%)	(9.3%)
Total net sales	$123,876	$129,457	$(5,581)	(4.3%)	(4.0%)
(a)U.S. revenue from the Advanced Rehabilitation Business totaled $330 and $9,897 for the three months ended March 29, 2025 and March 30, 2024, respectively. International revenue from the Advanced Rehabilitation Business totaled $1,924 for the three months ended March 30, 2024.
Pain Treatments: Global revenue of $58.9 million increased 3.9% led by double-digit growth in demand for Durolane, a differentiated, single-injection hyaluronic acid therapy for knee osteoarthritis. Growth was impacted by reduced buying by certain distributors following higher purchases at the end of last year.
Surgical Solutions: Global revenue of $45.2 million increased 7.0% driven by double-digit growth from Ultrasonics as a result of strong capital equipment purchases in the U.S.
Restorative Therapies: Global revenue of $19.7 million declined 35.3% reflecting the Company’s divestiture of its Advanced Rehabilitation business at the end of 2024. On an organic* basis, revenue grew 4.0% driven by improvement in commercial effectiveness and sales force execution with the EXOGEN Bone Stimulation System.
Recent Business Highlights
Bioventus continues to advance its strategic priorities with key achievements, including the following:
•Entered into a distribution agreement for the United States with APEX Biologix to distribute its XCELL PRP system. This partnership broadens Bioventus' Pain Treatments portfolio and is synergistic with its patient-based mission, existing channels and call points.
•Strengthened its executive leadership team with the addition of Dave Venner, Senior Vice-President and General Manager of Surgical Solutions and Jeff Ciardi, Vice-President for Strategic Accounts and Market Access.
2025 Financial Guidance:
Bioventus reiterated its 2025 Financial Guidance initially provided on March 11, 2025, which now includes an estimated impact of tariffs, which is immaterial at this time. For the twelve months ending December 31, 2025, the Company continues to expect:
•Net sales of $560 million to $570 million. This reflects organic* growth of approximately 6.1% to 8.0% when including the impact of the Company's divestiture of its Advanced Rehabilitation Business, which generated revenue of $45.4 million in 2024
•Adjusted EBITDA* of $112 million to $116 million, reflecting 100 basis points in Adjusted EBITDA Margin* growth compared to the 2024 Adjusted EBITDA Margin* of 19.0% when using the low end of the 2025 revenue and Adjusted EBITDA* guidance

*See below under “Use of Non-GAAP Financial Measures” for more details.

•Non-GAAP EPS* of $0.64 to $0.68, reflecting an increase of 30.6% to 38.8%
The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis, because the Company is unable to predict with reasonable certainty the impact and timing of acquisition and divestiture related expenses, accounting fair-value adjustments, and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Surgical Solutions and Restorative Therapies. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
First Quarter 2025 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on May 6, 2025. Those who would like to participate may dial 1-833-636-0497 (domestic and international) and refer to Bioventus Inc.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until May 5, 2026.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our future financial results and liquidity; regarding our business strategy, including, without limitation, the impact of the divestiture of our Advanced Rehabilitation Business on our financial condition and operations; and expected sales trends, opportunities, market position and growth. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that may cause actual results to differ materially from current expectations include, among other things: the risks related to tariffs and unexpected changes in tariffs, trade barriers and regulatory requirements, export licensing requirements or other restrictive actions by the United States or retaliatory tariffs and other actions taken by foreign governments; the risk that we might not realize some or all of the benefits expected to result from the recently completed divestiture of our Advanced Rehabilitation Business; if we fail to properly manage growth or scale our business processes, systems, or data management, our business could suffer; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel necessary to execute our strategic plans; we may face issues with respect to the supply of our products or their components due to product quality and regulatory compliance issues, including increased costs, disruptions of supply, shortages, contamination or mislabeling; we might not meet certain of our debt covenants under our Credit and Guaranty Agreement and might be required to repay our indebtedness on an accelerated basis; there are restrictions on operations and other costs associated with our indebtedness; we might require additional capital to fund our current financial obligations and support business growth; failure to establish and maintain effective financial controls could adversely affect our business and stock price; we might not be able to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; our cash is maintained at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation, in the future, which will require significant management time and attention, result in significant legal expenses or costs not covered by our insurers, and may result in unfavorable outcomes; we are highly dependent on a limited number of

*See below under “Use of Non-GAAP Financial Measures” for more details.

products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; we may be unable to successfully commercialize newly developed or acquired products or therapies in the United States; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our EXOGEN system, by the U.S. Food and Drug Administration (“FDA”) could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of EXOGEN; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid (“HA”) viscosupplements, or future products we may seek to commercialize; pricing and other competitive factors; we may be unable to successfully commercialize newly developed or acquired products or therapies in the United States; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; if our HA products are reclassified from medical devices to drugs in the United States by the FDA, it could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products or their components due to product quality and regulatory compliance issues, including increased costs, disruptions of supply, shortages, contamination or mislabeling; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture certain of our products; economic, political, regulatory and other risks related to international sales, manufacturing and operations; failure to maintain contractual relationships; security breaches, unauthorized access to our disclosure of information, cyberattacks, or other incidents, or the perception that confidential information in our or our vendors’ or service providers’ possession or control is not secure; failure of key information technology and communications systems, process or sites; risks related to our future capital needs; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; if clinical studies of our future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; unstable political or economic conditions; legislative or regulatory reforms; our business might experience adverse impacts due to public health outbreaks; risks related to intellectual property matters; the dilution of our Class A common stockholders upon an exchange of the outstanding common membership interests in Bioventus LLC could adversely affect the market price of our Class A common stock and the resale of such shares could cause the market price of our Class A common stock to fall; and other the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in Bioventus’ other filings with the SEC which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of March 29, 2025 and December 31, 2024
(Amounts in thousands, except share amounts) (unaudited)

	March 29, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$22,802	$41,582
Accounts receivable, net	118,082	127,393
Inventory	94,045	92,475
Prepaid and other current assets	14,438	14,160
Total current assets	249,367	275,610
Property and equipment, net	25,722	27,012
Goodwill	7,462	7,462
Intangible assets, net	395,731	404,729
Operating lease assets	6,631	6,506
Deferred tax assets	4,745	4,745
Investment and other assets	1,756	1,892
Total assets	$691,414	$727,956
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,197	$23,690
Accrued liabilities	103,283	135,879
Current portion of long-term debt	37,339	27,339
Current portion of contingent consideration	10,573	19,573
Other current liabilities	4,359	3,917
Total current liabilities	174,751	210,398
Long-term debt, less current portion	308,593	308,288
Deferred income taxes	607	564
Contingent consideration	—	—
Other long-term liabilities	21,984	23,102
Total liabilities	505,935	542,352
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of March 29, 2025 and December 31, 2024, 66,231,388 and 65,758,341 shares issued and outstanding as of March 29, 2025 and December 31, 2024, respectively	66	66
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of March 29, 2025 and December 31, 2024	16	16
Additional paid-in capital	510,422	508,092
Accumulated deficit	(360,298)	(357,661)
Accumulated other comprehensive loss	(2,062)	(2,573)
Total stockholders’ equity attributable to Bioventus Inc.	148,144	147,940
Noncontrolling interest	37,335	37,664
Total stockholders’ equity	185,479	185,604
Total liabilities and stockholders’ equity	$691,414	$727,956

BIOVENTUS INC.
Consolidated statements of operations and comprehensive loss
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Net sales	$123,876	$129,457
Cost of sales (including depreciation and amortization of $10,265 and $10,025, respectively)	40,820	41,077
Gross profit	83,056	88,380
Selling, general and administrative expense	73,502	78,775
Research and development expense	3,011	2,627
Change in fair value of contingent consideration	—	295
Depreciation and amortization	1,593	1,755
Loss on disposals	81	—
Operating income	4,869	4,928
Interest expense, net	7,509	10,339
Other expense, net	777	63
Other expense	8,286	10,402
Loss before income taxes	(3,417)	(5,474)
Income tax (benefit) expense, net	(95)	907
Net loss	(3,322)	(6,381)
Loss attributable to noncontrolling interest	685	1,491
Net loss attributable to Bioventus Inc.	$(2,637)	$(4,890)

Loss per share of Class A common stock, basic and diluted:	$(0.04)	$(0.08)

Weighted-average shares of Class A common stock outstanding, basic and diluted:	66,008,683	63,380,187

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Operating activities:
Net loss	$(3,322)	$(6,381)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	11,865	11,785
Equity-based compensation	2,414	2,990
Change in fair value of contingent consideration	—	295
Deferred income taxes	43	81
Unrealized (gain) loss on foreign currency fluctuations	(242)	377
Loss on disposals	81	—
Other, net	1,031	(395)
Changes in working capital	(31,201)	(14,757)
Net cash from operating activities	(19,331)	(6,005)
Investing activities:
Purchase of property and equipment	(826)	(291)
Investments and acquisition of distribution rights	—	(709)
Net cash from investing activities	(826)	(1,000)
Financing activities:
Proceeds from issuance of Class A common stock	150	177
Payment of contingent consideration	(9,000)	—
Borrowing on revolver	15,000	—
Payment on revolver	(5,000)	—
Debt refinancing costs	—	(1,180)
Payments on long-term debt	—	(3,056)
Other, net	(203)	(183)
Net cash from financing activities	947	(4,242)
Effect of exchange rate changes on cash	430	(544)
Net change in cash and cash equivalents	(18,780)	(11,791)
Cash and cash equivalents at the beginning of the period	41,582	36,964
Cash and cash equivalents at the end of the period	$22,802	$25,173

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” or "organic growth" to refer to the financial performance metric of comparing the stated period's organic revenue with the comparable reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP (or Adjusted) Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A common stock, all non-GAAP financial measures, to supplement our GAAP financial reporting because we believe these measures are useful indicators of our operating performance.
We define Adjusted EBITDA as net loss before depreciation and amortization, provision of income taxes and interest expense, net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, equity-based compensation expense, financial restructuring costs and other items. See the table below for a reconciliation of net loss to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and divestiture related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, financial restructuring costs and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating income (loss) and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
We define Non-GAAP Operating Expenses as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, financial restructuring costs and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
*See below under “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP R&D as research and development, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, restructuring and succession charges, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP R&D.
We define Non-GAAP Net Income as Net Income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, restructuring and succession charges, impairment of assets, financial restructuring costs, other items and the tax effect of adjusting items. See the table below for a reconciliation of Net loss to Non-GAAP Net Income.
We define Non-GAAP Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, restructuring and succession charges, impairment of assets, financial restructuring costs, other items and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Net Sales, International Net Sales Growth and Constant Currency Basis
Net Sales, International Net Sales Growth and Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison of sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Prior Period Recast
The Company identified an immaterial error in its equity-based compensation expense, which impacted annual and interim financial statements for the fiscal year 2024. Financial information relating to 2024 has been revised to correct this immaterial error. Refer to Note 1. Organization in the Company's Form 10-Q for the period ended March 29, 2025, filed on May 6, 2025, for further details regarding the immaterial error in equity-based compensation.
Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures. Additionally, the Company does not provide U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of acquisition and divestiture related expenses, accounting fair-value adjustments and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Net (Loss) Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Twelve Months Ended
($, thousands)	March 29, 2025	March 30, 2024	December 31, 2024
Net loss	$(3,322)	$(6,381)	$(47,049)
Interest expense, net	7,509	10,339	38,792
Income tax expense (benefit), net	(95)	907	(5,293)
Depreciation and amortization(a)	11,865	11,785	49,555
Acquisition and related costs(b)	—	211	1,339
Shareholder litigation costs(c)	23	1,168	13,802
Restructuring and succession charges(d)	—	53	(57)
Equity compensation(e)	2,414	2,990	13,274
Financial restructuring costs(f)	—	352	351
Impairment of assets(g)	—	—	36,357
Loss on disposal of a business(h)	81	—	292
Other items(i)	737	1,199	7,519
Adjusted EBITDA	$19,212	$22,623	$108,882
(a)Includes for the three months ended March 29, 2025 and March 30, 2024, respectively, depreciation and amortization of $10.3 million and $10.0 million in cost of sales and $1.6 million and $1.8 million in operating expenses presented in the consolidated statements of operations and comprehensive loss.
The year ended December 31, 2024 includes depreciation and amortization of $41.9 million in cost of sales and $7.7 million in operating expenses.
(b)Includes acquisition and integration costs related to completed acquisitions and changes in fair value of contingent consideration.
(c)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(d)Costs incurred were the result of adopting restructuring plans to reduce headcount, contract terminations, reorganize management structure and consolidate certain facilities.
(e)Includes compensation expense resulting from awards granted under our equity-based compensation plans.
(f)Financial restructuring costs include advisory fees and debt amendment related costs.
(g)Represents a non-cash impairment charge for intangible assets solely attributable to our Advanced Rehabilitation Business in 2024 due to our decision to divest the business.
(h)Represents the loss on the disposal of the Advanced Rehabilitation Business.
(i)Other items includes charges associated with strategic transactions, including potential acquisitions or divestitures and a transformative project to redesign systems and information processing. Other items during the three months ended March 29, 2025 primarily consisted of $0.5 million of divestiture expenses related to the Advanced Rehabilitation Business sold on December 31, 2024.
During the three months ended March 30, 2024, other items primarily consisted of: (i) strategic transactions and divestiture expenses of $0.5 million, primarily related to the Advanced Rehabilitation Business; and (ii) transformative project costs of $0.8 million.
During the year ended December 31, 2024, other items primarily consisted of: (i) divestiture costs of $4.7 million related to the Advanced Rehabilitation Business, including transactional fees; (ii) transformative project costs of $1.7 million; and (iii) strategic transaction costs of $0.4 million.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended March 29, 2025	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss	EPS(j)
Reported GAAP measure	$83,056	$75,176	$3,011	$4,869	$(3,322)	$(0.04)
Reported GAAP margin	67.0%			3.9%
Depreciation and amortization(b)	10,265	1,593	7	11,865	11,865	0.15
Shareholder litigation costs(c)	—	23	—	23	23	—
Loss on disposal of a business(d)	—	81	—	81	81	—
Other items(h)	—	792	69	861	737	0.01
Tax effect of adjusting items(i)	—	—	—	—	(3,189)	(0.04)
Non-GAAP measure	$93,321	$72,687	$2,935	$17,699	$6,195	$0.08
Non-GAAP margin	75.3%			14.3%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

Three Months Ended March 30, 2024	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss	EPS(j)
Reported GAAP measure	$88,380	$80,825	$2,627	$4,928	$(6,381)	$(0.08)
Reported GAAP margin	68.3%			3.8%
Depreciation and amortization(b)	10,025	1,755	5	11,785	11,785	0.15
Acquisition and related costs(e)	—	211	—	211	211	—
Shareholder litigation costs(c)	—	1,168	—	1,168	1,168	0.01
Restructuring and succession charges(f)	—	53	—	53	53	—
Financial restructuring costs(g)	—	352	—	352	352	0.01
Other items(h)	—	1,113	86	1,199	1,199	0.02
Tax effect of adjusting items(i)	—	—	—	—	(3,706)	(0.05)
Non-GAAP measure	$98,405	$76,173	$2,536	$19,696	$4,681	$0.06
Non-GAAP margin	76.0%			15.2%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS
(a)The "Reported GAAP Measure" under the "Operating Expenses" column is a sum of all GAAP operating expense line items, excluding research and development.
(b)Includes for the three months ended March 29, 2025 and March 30, 2024, respectively, depreciation and amortization of $10.3 million and $10.0 million in cost of sales and $1.6 million and $1.8 million in operating expenses presented in the consolidated statements of operations and comprehensive loss.
(c)Comprised of costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(d)Represents the loss on disposal of the Advanced Rehabilitation Business.
(e)Includes acquisition and integration costs related to completed acquisitions and changes in fair value of contingent consideration.
(f)Costs incurred were the result of contract terminations.
(g)Financial restructuring costs include advisory fees and debt amendment related costs.
(h)Other items includes charges associated with strategic transactions, including potential acquisitions or divestitures and a transformative project to redesign systems and information processing. Other items during the three months ended March 29, 2025 primarily consisted of $0.5 million of divestiture expenses related to the Advanced Rehabilitation Business sold on December 31, 2024.
During the three months ended March 30, 2024, other items primarily consisted of: (i) strategic transactions and divestiture expenses of $0.5 million, primarily related to the Advanced Rehabilitation Business; and (ii) transformative project costs of $0.8 million.
(i)An estimated tax impact for adjustments to Non-GAAP Net Income was calculated by applying a rate of 25.1% for the three months ended March 29, 2025 and March 30, 2024.
(j)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 19.2% and 19.9%, respectively, for the three months ended March 29, 2025 and March 30, 2024.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com

*See below under “Use of Non-GAAP Financial Measures” for more details.